United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018 (September 11, 2018)

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 17, 2018, Warner Music Group Corp. (the “Company”) announced that its indirect subsidiary, Warner Music Group Germany Holding GmbH, a limited liability company under the laws of Germany (“WMG Germany”) had signed a definitive agreement to acquire certain shares of E.M.P. Merchandising Handelsgesellschaft mbH, a limited liability company under the laws of Germany (“EMP”), all of the share capital of MIG Merchandising Investment GmbH, a limited liability company under the laws of Germany (“MIG”), certain shares of Large Popmarchandising BVBA, a limited liability company under the laws of Belgium (“Large”), and each of EMP and MIG’s direct and indirect subsidiaries (the “Transaction”), pursuant to the Sale and Purchase Agreement, dated as of September 11, 2018 (the “Agreement”) by and between SP Merchandising Holding GmbH & Co. KG, a limited partnership under the laws of Germany (the “Seller”) and WMG Germany. EMP is one of Europe’s leading specialty music and entertainment e-tailers. Pursuant to the Agreement, the Seller has agreed to sell, and WMG Germany has agreed to buy, directly or indirectly, the outstanding shares of capital stock of EMP, MIG, Large and each of EMP and MIG’s direct and indirect subsidiaries (the “Acquired Companies”).

The cash consideration to be paid for the Acquired Companies reflects an agreed enterprise value of the Acquired Companies of approximately €155.0 million (equivalent to approximately $180 million), and may be adjusted based on the net debt and working capital of such businesses at closing, among other post-closing adjustments.

The Agreement contains customary warranties, indemnities, and covenants by the Seller and WMG Germany. The consummation of the Transaction is subject to the satisfaction of certain conditions precedent, including, but not limited to, competition authority approval in Germany. The closing is expected to occur in the fourth calendar quarter of 2018. The Agreement contains certain termination rights for both the Seller and WMG Germany, including if the closing has not occurred within one hundred eighty (180) days following the date of the Agreement.

The foregoing description of the Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Sale and Purchase Agreement, dated as of September 11, 2018, by and among SP Merchandising Holding GmbH & Co. KG and Warner Music Group Germany Holding GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Music Group Corp.

Date: September 17, 2018	By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

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